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                             ARTICLES OF INCORPORATION

                                         OF

                             GENESIS MEDIA GROUP, INC.



                                 ARTICLE I.   NAME


     The name of this corporation is GENESIS MEDIA GROUP, INC. (the "Corporation").

                           ARTICLE II.   PRINCIPAL OFFICE

     The address of the principal office of the Corporation is 1717 North Bayshore Drive, #3232, Miami, Florida 33132.

                              ARTICLE III.   DURATION

     This Corporation shall have perpetual existence commencing on the date of execution and acknowledgment of these Articles.

                               ARTICLE IV.   PURPOSE

This Corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes 1991 as presently enacted and as it may be amended from time to time.

                             ARTICLE V.   CAPITAL STOCK

     This Corporation is authorized to issue 10,000 shares of Common Stock, par value $1.00, each (hereafter called "Common Stock").

                 ARTICLE VI.   INITIAL REGISTERED OFFICE AND AGENT

     The name of the initial registered agent and the street address of the initial registered office of this Corporation is:


               NAME                     ADDRESS
               ----                     -------

          RAMY EL-BATRAWI               1717 N. Bayshore Drive, #3232
                                        Miami, Florida 33132


                     ARTICLE VII.   INITIAL BOARD OF DIRECTORS

     This Corporation shall have one (1) director initially. The number of directors may be changed form time to time as provided for by the Bylaws.


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     The name and address of the initial director of this Corporation is:

               NAME                     ADDRESS
               ----                     -------


          RAMY EL-BATRAWI               1717 N. Bayshore Drive, #3232
                                        Miami, Florida 33132


                             ARTICLE VIII. INCORPORATOR

     The name and address of the person signing these Articles of Incorporation is:


               NAME                     ADDRESS
               ----                     -------

          RAMY EL-BATRAWI               1717 N. Bayshore Drive, #3232
                                        Miami, Florida 33132


                           ARTICLE IX.   INDEMNIFICATION

     The Corporation shall indemnify any officer or director, or any former officer or director to the full extent permitted by law.

                               ARTICLE X.   AMENDMENT

     This Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 27th day of October, 1993.

                                   /s/ Ramy El-Batrawi
                              -----------------------------------
                              RAMY EL-BATRAWI, Incorporator

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 27th day of October, 1993, by Ramy El-Batrawi, who is personally known to me and who did take an oath.

                                  /s/ Signature
                              ------------------------------------
                              NOTARY PUBLIC
                              My Commission Expires:  Notary Seal.